UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

LSEB CREATIVE CORP.

 (Exact name of registrant as specified in its charter)

Wyoming	333-260873	83-4415385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N. Gould St. #4000 Sheridan, WY 82801
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 800-701-8561

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On October 17, 2024, LSEB Creative Corp. (the “Company”) entered into a consulting agreement (the “Consulting Agreement”) with Beyond Media Group LLC., a corporation existing under the laws of the State of Wyoming (“Beyond Media”) to provide marketing and advertising services to communicate information about the Company and the Lauren Bentley Swimwear brand to the financial community including but not limited to, creating company profiles, media distribution, and building a digital community with respect to the Company.

Pursuant to the Consulting Agreement, the Company agrees to compensate Beyond Media up to $250,000 with periodic payments over a period of three (3) months, unless otherwise extended by mutual agreement of the parties, commencing October 17, 2024. The Company has paid a fee of approximately $15,000 as of the date of this release for the services to Beyond Media, and additional funds are expected to be paid as necessary.

The Company has the right to terminate the Consulting Agreement at any time with or without cause, at which point the Company will not be entitled to a return of any paid compensation. Beyond Media will rely solely on the Company’s previously disclosed public information such as all SEC filings, Company’s press releases, and the Company’s corporate web-site including resource materials.

As of the date hereof, to the best of the Company’s knowledge, Beyond Media (including its directors and officers) does not own any securities of the Company and has an arm’s length relationship with the Company. The Company will not issue any securities to Beyond Media as compensation for its services.

The foregoing information is a summary of the Consulting Agreement described above, is not complete, and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review the Consulting Agreement for a complete understanding of the terms and conditions of the transaction described above.

The below risk factor relates to such Consulting Agreement of the Company.

MARKETING ACTIVITIES, NOMINAL “FLOAT” AND SUPPLY AND DEMAND FACTORS MAY AFFECT THE PRICE OF OUR STOCK.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by the Company or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. In addition, investors in the Company may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and OTC Markets Group Inc. (“OTC Markets”) enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that the Company’s or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.

The foregoing description of the terms of the Consulting Agreement are qualified in its entirety by reference to the provisions of the agreement filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”), which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On October 23, 2024, the Company issued a press release regarding the execution of the Consulting Agreement with Beyond Media. A copy of the press release issued by the Company is attached as Exhibits 99.1 to this Current Report on Form 8-K, which is incorporated by reference solely for purpose of this Item 7.01 disclosure.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under this Item 7.01, including Exhibit 99.1 is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
10.1	Consulting Agreement with Beyond Media Group LLC dated October 17, 2024

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSEB CREATIVE CORP.

Date: October 23, 2024	By:	/s/ Lauren Bentley
Lauren Bentley